EXHIBIT 5.1

August 16, 2005

Omnicare, Inc.

100 East RiverCenter Boulevard

Covington, Kentucky 41011

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Omnicare, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Company, and by Omnicare Capital Trust III, Omnicare Capital Trust IV and Omnicare Capital Trust V, each a statutory business trust formed under the laws of the State of Delaware (each a “Trust” and collectively, the “Trusts”), on August 16, 2005. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities with an aggregate initial public offering price of up to $1,325,000,000: (i) common stock, par value $1.00 per share, of the Company (“Common Stock”); (ii) one or more classes or series of preferred stock, no par value per share, of the Company (“Preferred Stock”), interests in which may be represented by depositary shares of the Company (“Depositary Shares”); (iii) one or more series of debt securities of the Company (“Debt Securities”), consisting of debentures, notes and/or other evidences of indebtedness, which may be unsubordinated (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities”) to certain other obligations of the Company; (iv) warrants to purchase Securities (as hereinafter defined) of the Company (“Warrants”); (v) Trust Preferred Securities of one or more of the Trusts (“Trust Preferred Securities”), and related guarantees by the Company of the Trust Preferred Securities (individually, a “Trust Guarantee,” and collectively, the “Trust Guarantees”); (vi) purchase contracts obligating holders to purchase Securities (as hereinafter defined) at a future date or dates (“Purchase Contracts”); and (vii) units comprised of one or more Securities (as hereinafter defined) in any combination (“Units,” and together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Trust Preferred Securities, Trust Guarantees and Purchase Contracts, “Securities”).

The Senior Debt Securities will be issued under a senior debt securities indenture in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the “Senior Indenture”), proposed to be entered into between the Company and one or more trustees (any such trustee, the “Senior Indenture Trustee”). The Subordinated Debt Securities will be issued pursuant to that certain Indenture dated as of June 13, 2003 between the Company and SunTrust Bank, as trustee (the “Subordinated Indenture Trustee”), as amended or supplemented from time to time (the “Subordinated Indenture”). The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” The Warrants will be issued under a warrant agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a “Warrant Agreement”). The Trust Preferred Securities will be issued by a Trust pursuant to an amended and restated trust agreement in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (a “Trust Agreement”), proposed to be entered into among the Company, as sponsor, a Property Trustee to be chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “TIA”), a Delaware Trustee to be chosen by the Company, and the Administrative Trustees to be named therein, and each Trust Guarantee will be issued pursuant to a guarantee agreement in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (a “Guarantee Agreement”), proposed to be entered into between the Company and the trustee to be named therein. The Purchase Contracts will be issued under a purchase contract agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a “Purchase Contract Agreement”). The Units will be issued under a unit agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a “Unit Agreement”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined (i) the Registration Statement; (ii) the form of Senior Indenture; (iii) the Subordinated Indenture; (iv) the form of Trust Agreement; (v) the form of Guarantee Agreement; (vi) the Certificate of Incorporation of the Company, as amended and currently in effect (the “Certificate of Incorporation”); (vii) the By-laws of the Company as currently in effect (the “By-laws”); and (viii) the resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the Registration Statement and the issuance of the Securities (the “Board Resolutions”). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers and other representatives of the Company and such other agreements, instruments and documents as we have deemed necessary or appropriate for the purpose of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such copies and the correctness of all statements of fact in all documents examined by us. In making our examination of documents executed by parties other than the Company, we have further assumed that (i) all parties to the documents (except to the extent opined to herein) are validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or are otherwise required to be so qualified, and have full power and authority and all necessary consents and approvals to execute, deliver and perform under such documents, (ii) all such documents have been duly authorized by all necessary corporate or other action on the part of the parties thereto (except to the extent opined to herein), have been duly executed by such parties and have been duly delivered by such parties and (iii) all such documents constitute the legal, valid and binding obligation of each party thereto enforceable against such party in accordance with its terms. In rendering the opinions set forth below, we have relied as to factual matters upon certificates, statements and representations of the Company, its officers and representatives and public officials and other sources believed by us to be responsible. We have not independently established the facts so relied upon.

In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the Registration Statement and the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable laws, in the manner presently proposed.

On the basis of the foregoing, and in reliance thereon, and subject to the additional limitations, qualifications and exceptions set forth below, we are of the opinion that:

1. With respect to any offering of Common Stock (the “Offered Common Stock”), the shares of the Offered Common Stock (including any Offered Common Stock duly issued upon conversion, exchange or exercise of any other Securities) will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

2. With respect to any offering of any series of Preferred Stock (the “Offered Preferred Stock”), when the Certificate of Designations (as hereinafter defined) has been duly filed with the Secretary of State of the State of Delaware, the shares of the Offered Preferred Stock (including any Offered Preferred Stock duly issued upon conversion, exchange or exercise of any other Securities), will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

3. With respect to any offering of any series of Depositary Shares (the “Offered Depositary Shares”), when (i) the deposit agreement relating to the Offered Depositary Shares (the “Deposit Agreement”) in the form filed as an exhibit to the Registration Statement has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof;

and (ii) the Preferred Stock which is represented by the Offered Depositary Shares is duly authorized, validly issued and delivered to the Depositary in accordance with the laws of the State of Delaware, (a) the Offered Depositary Shares will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (b) when the receipts evidencing the Offered Depositary Shares (“Receipts”) are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

4. With respect to any offering of any series of Debt Securities offered under the Senior Indenture or the Subordinated Indenture (the “Offered Debt Securities”), when (i) the applicable Indenture has been qualified under the TIA and duly executed and delivered by the Company; and (ii) the applicable trustee has been qualified under the TIA and an applicable Form T-1 has been properly filed with the Commission, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any other Securities) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to any offering of any series of Warrants (the “Offered Warrants”), when the Warrant Agreement relating to the Offered Warrants, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof, the Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to any offering of any Trust Preferred Securities by a Trust (the “Offered Trust Preferred Securities”) and any related Trust Guarantee by the Company (the “Offered Trust Guarantee”), when (i) the Offered Trust Preferred Securities have been executed, authenticated and delivered in accordance with the terms of the applicable Trust Agreement; (ii) the applicable trustees have been qualified under the TIA and an applicable Form T-1 in respect of each trustee has been properly filed with the Commission; (iii) the applicable Trust Agreement in the form filed as an exhibit to the Registration Statement has been qualified under the TIA and has been duly executed and delivered by the Company and the other parties thereto; and (iv) the applicable Guarantee Agreement in the form filed as an exhibit to the Registration Statement has been qualified under the TIA and the Offered Trust Guarantee has been duly executed and authenticated in accordance with the provisions of the applicable Guarantee Agreement, the Offered Trust Guarantee will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

7. With respect to any offering of Purchase Contracts (the “Offered Purchase Contracts”), when the Purchase Contract Agreement, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board

Resolutions or other action by the Board or a duly appointed committee thereof, the Offered Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to any offering of any series of Units (the “Offered Units”), when the Unit Agreement relating to the Offered Units, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof, the Offered Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities offered pursuant to the Registration Statement (collectively, the “Offered Securities”): (i) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities and duly authorized and taken any other necessary corporate action to approve the issuance and sale of the Offered Securities and related matters (including without limitation with respect to Offered Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designations (the “Certificate of Designations”) in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and such authorizations and actions have not been rescinded; (ii) the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the Certificate of Incorporation, the By-Laws, any applicable Deposit Agreement, Indenture, Warrant Agreement, Trust Agreement, Guarantee Agreement, Purchase Contract or Unit Agreement (collectively, the “Applicable Agreements”), and any other relevant agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws (subject to the further assumption that the Certificate of Incorporation and the By-Laws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Offered Securities (and, to the extent necessary, any securities which are a component of the Offered Purchase Contracts or Units), and any certificates or receipts representing the interests in the relevant Offered Securities, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with any relevant agreement (including, any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any Prospectus Supplement relating thereto; (iv) the Registration Statement, as finally amended (including all necessary post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded; (v) an appropriate Prospectus Supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby; (vi) the Offered Securities will be issued and sold in compliance with applicable Federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein; (vii) if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; and (viii) in the case of an Indenture, Warrant Agreement, Purchase Contract, Unit Agreement, Certificate of Designation, Deposit Agreement or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

We also have assumed that (i) the Senior Indenture will be and the Subordinated Indenture has been duly authorized, executed and delivered by the respective trustees, and that any Debt Securities that may be issued will be authenticated by duly authorized officers of the applicable trustee; (ii) any Trust Agreement and Guarantee Agreement, respectively, will be duly authorized, executed and delivered by the applicable trustees; (iii) any Deposit Agreement will be duly authorized, executed and delivered by the Depositary, and the Depositary Receipts will be duly signed by the Depositary; and (iv) any Warrant Agreements, any Purchase Contracts and any Unit Agreements will be duly authorized, executed, delivered and duly signed by the applicable parties thereto other than the Company.

With respect to opinion (6) above, we have relied on the opinion of Richards, Layton & Finger, P.A., dated as of the date hereof, as to the Trusts and the validity and legality of the Trust Preferred Securities and related documents (other than the Trust Guarantees).

This opinion, as it relates to the enforceability of obligations of the Company, is subject to the qualification that the enforceability of the agreement, instrument or other obligations referred to therein is subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefore may be brought (such principles of equity are of general application, and in applying such principles, a court might include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality), (iii) public policy or similar considerations that may limit enforceability of indemnification provisions and provisions seeking to limit a party’s liability, (iv) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in U.S. dollars, (v) requirements that a claim with respect to any instruments denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States of America or in foreign currency, currency units or composite currencies.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

We express no opinion under, or view with respect to, either directly or indirectly, laws other than the General Corporation Law of the State of Delaware and the laws of the State of New York.

The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. The foregoing opinions are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any acts, events, facts or circumstances occurring after the date hereof or which may hereafter come to our attention, or any change in the law which may hereafter occur.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dewey Ballantine LLP